CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the Annual Report of Golden West Brewing Company, Inc., (the "Company") on Form 10-KSB for the period ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John C. Power, President, Secretary, Chief Executive Officer, Chief Financial Officer, Principal Executive Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John C. Power
John C. Power, President, Secretary

Chief Executive Officer, Chief Financial

Officer, Principal Executive Officer

and Principal Accounting Officer

April 24, 2007